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FOR IMMEDIATE RELEASE

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
Contact:              Didi Blackwood                      Nate Wallace
                      Corporate Communications            Investor Relations
                      301-255-3143                        202-736-1652
                      dblackwo@manu.com                   nate@manu.com
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                       RICHARD F. BERGMANN NAMED PRESIDENT
                                 OF MANUGISTICS

ROCKVILLE, MD. -- DECEMBER 6, 2000 -- Manugistics Group, Inc. (Nasdaq: MANU), a leading global provider of intelligent supply chain and eBusiness solutions for enterprises and marketplaces, announced today that Richard F. Bergmann has been named as president of the company effective December 1, 2000. As previously announced, Gregory J. Owens continues as chief executive officer and assumes the role as chairman of the board of directors following William M. Gibson's retirement scheduled for the end of the fiscal year, February 28, 2001.

For the last 16 months, Bergmann has been Manugistics' executive vice president of global sales and services, leading a team recognized for world-class sales execution and delivery of Manugistics' supply chain and eBusiness solutions.

"Manugistics is fortunate to have Rich Bergmann helping lead the company. Rich's 20 years experience helping global Fortune 100 companies develop and execute supply chain strategies, and his commanding international business expertise across many of Manugistics' primary target markets has been integral to Manugistics' recent strong performance and increasing momentum," said Owens.

Owens continued, "Rich helped build Manugistics' global sales and services into a disciplined organization that delivers real business value, faster and better to our clients. This client-service focused approach continues to differentiate us in the marketplace. I know that his commitment and dedication, combined with his proven performance, will enable Manugistics to further enhance our delivery and execution globally, as well as speed the integration of the Talus pricing and optimization solutions into Manugistics' core business." (Manugistics' previously announced acquisition of Atlanta, Ga.-based Talus Solutions, Inc. is expected to close in the near future).

"I am honored to have led this proven global sales and consulting services team," said Bergmann. "This talented group of professionals have helped make Manugistics' solutions a preferred choice of innovators and leaders throughout the Americas, Australia, Europe, Japan and Asia-Pacific."

"I appreciate the support and confidence by Greg Owens and the board of directors," Bergmann continued. "And I look forward to building upon Manugistics commitment to

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the flawless execution and delivery of quality solutions and service to our clients and helping lead the company towards an even more exciting future for our employees."

Bergmann came to Manugistics from Andersen Consulting, where he was a partner in its supply chain group. His clients at Andersen Consulting cut across a broad range of industries and included companies such as Apple, BP, Compaq, CSX, Maersk, NIKE, Ryder, The Gap, and Weyerhaeuser. Rich also served as the director of corporate logistics at PepsiCo subsidiary Frito-Lay.

ABOUT MANUGISTICS GROUP, INC.

Headquartered in Rockville, Md., Manugistics Group, Inc. is a leading global provider of intelligent supply chain and eBusiness solutions for enterprises and marketplaces. With more than 900 clients, Manugistics helps power intelligent decisions for profitable growth in leading companies such as 3Com, Amazon.com, BP, Brown and Williamson, Circuit City, Cisco Systems, Coca-Cola Bottling, Compaq, DuPont, eConnections, FreightWise, General Electric, Harley-Davidson, Hormel, Nestle, OfficeMax, Texas Instruments and Unilever.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGI STICS NEWSBUREAU HOTLINE AT 301-984-5330.

                                       ###

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, risks related to quarterly performance, risks of system interruption, anticipated client benefits, delivery of software functionality, management of potential growth, and risks of new business areas, international expansion, business combinations and strategic alliances. More information, about factors that potentially could affect Manugistics' financial results is included in Manugistics' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 29, 2000 and its Quarterly Report on Form 10-Q for the quarter ended August 31, 2000.

Manugistics is a registered trademark, and the Manugistics logo, the phrase "Leveraged Intelligence," and NetWORKS are trademarks, of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. Additional information about Manugistics can be found at the company's site on the World Wide Web, at www.manugistics.com.